UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2010

VOYANT INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	33-26531-LA	88-0241079
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7119 Sunset Blvd. Suite #318, Hollywood, California 90046
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (800) 710-6637

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Officers and Directors

On March 22, 2010, Mark Laisure resigned as the Registrant’s interim Chief Executive Officer, Chief Financial Officer and Secretary and resigned as Chairman of the Board of Directors.

On March 22, 2010, Volker Anhäusser resigned as a member of the Board of Directors.

Mr. Laisure and Mr. Anhäusser resigned due to lack of adequate available capital, an inability of the Company to raise additional capital, and a lack of an available operating plan for the Company.

(c)           Appointment of Officer

Effective March 22, 2010, Nathan Johnson, age 43, has agreed to serve as the Registrant’s Chairman of the Board of Directors, interim Chief Executive Officer, Chief Financial Officer and Secretary on an interim basis and until his successor is duly elected and qualified. There are no family relationships or agreements with other officers or directors to report.  Since December 2001, Nathan Johnson has served as managing partner at Gemini Partners, a Los Angeles-based investment bank which he co-founded. At Gemini Partners, Mr. Johnson is responsible for advising clients on all matters relating to corporate finance including capital raises, mergers and acquisitions, restructurings and other strategic opportunities. Gemini Partners is not a parent, subsidiary or other affiliate of the Registrant.

Item 9.01    Financial Statements and Exhibits

(d)              Exhibits

Exhibit No.	Exhibit Description

99.1 99.2	Letter of Resignation – Mark M. Laisure Letter of Resignation – Volker Anhausser

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2010	VOYANT INTERNATIONAL CORPORATION

	By:	/s/ Nathan Johnson
Nathan Johnson
Interim Chief Executive Officer